UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2017

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 2, 2017, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its first fiscal quarter ending December 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:

•	Revenues. We present “comparable” revenue growth rates, which reflect revenue growth after eliminating the impact of divestitures, including the divestiture of our Respiratory Solutions business, which occur infrequently and affect comparability to the prior period. Revenue growth rates are also presented after eliminating the effect of foreign currency translation, which can fluctuate from period to period and also affect comparability. We also present our estimated revenue growth for fiscal year 2017 on a comparable, foreign currency neutral basis. We believe these adjustments help investors better understand the underlying performance of BD compared to the prior period, and evaluate our anticipated underlying revenue growth for the 2017 fiscal year compared to fiscal year 2016.

•	Earnings per share. We present diluted earnings per share (“EPS”) for the quarter and the prior period after eliminating items that we believe effect the comparability of the two periods. These include adjustments for purchase accounting adjustments, acquisition-related transaction, integration and restructuring costs, the reversal of a litigation reserve and the loss resulting from the extinguishment of certain long-term debt. These items are not considered by management to be part of our ordinary operations, and these adjustments allow investors to better understand the underlying operating results of BD and facilitate comparisons between the periods shown. We also show the growth in adjusted EPS compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior year period.

We also present our estimated EPS for fiscal year 2017 compared to fiscal year 2016 EPS after eliminating the above-mentioned items and after further adjusting for the anticipated impact of foreign currency translation in fiscal year 2017. Management believes that these adjustments allow investors to better evaluate BD’s anticipated underlying earnings performance for fiscal year 2017 in relation to our underlying fiscal year 2016 performance.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods and to the performance of peer companies. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis in addition to our GAAP results, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability. However, Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Also, our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press release dated February 2, 2017, which is furnished pursuant to Item 2.02

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: February 2, 2017

Exhibit Index

99.1	Press release dated February 2, 2017, which is furnished pursuant to Item 2.02